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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of C3, Inc. on Form S-8 of our report dated March 11, 1997, except for Note 9, as to which the date is September 25, 1997, appearing in the Registration Statement of C3, Inc. on Form S-1 No. 333-36809 and the related Prospectus.



/s/ Deloitte & Touche, LLP


Raleigh, North Carolina
December 31, 1997